EXHIBIT 11.1


                   COMPUTATION OF BASIC AND DILUTED
                    NET INCOME (LOSS) PER SHARE FOR
            THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

     The following calculation is submitted in accordance with requirements of the Securities Exchange Act of 1934:


                                                 For the three months
                                                    ended March 31,
                                                 --------------------
                                                   2003        2002
                                                 --------------------
Basic net income per share:
-------------------------------------------------
Weighted average common shares outstanding         7,597      7,337
                                                 ====================
  Net income from continuing operations           $1,591       $605
  Basic net income from continuing operations
    per share                                      $0.21      $0.08

  Income (loss) from discontinued operations        ($71)        $5
  Basic loss from discontinued operations
    per share                                     ($0.01)         -

  Net income                                      $1,520       $610
  Basic net income per share                       $0.20      $0.08


Diluted net income per share:
-------------------------------------------------
Weighted average common shares outstanding         7,597      7,337

Common stock equivalents - stock options and
  warrants                                            52        343
                                                  --------------------
Total weighted average number of diluted shares    7,649      7,680
                                                  ====================

  Net income from continuing operations           $1,591       $605
  Diluted net income from continuing operations
    per share                                      $0.21      $0.08

  Income (loss) from discontinued operations        ($71)        $5
  Diluted loss from discontinued operations
    per share                                     ($0.01)         -

  Net income                                      $1,520       $610
  Diluted net income per share                     $0.20      $0.08